                                                                  Exhibit 10.90

                                  PURCHASE AGREEMENT



                    THIS PURCHASE AGREEMENT ("Agreement"), dated for identification purposes as of the 21st day of November, 1997, is by and between SANTA FE GAMING CORPORATION, a Nevada corporation ("Seller"), and STEVE ALLEN OR HIS NOMINEE ("Buyer"). Capitalized terms used in the RECITALS below, not otherwise defined therein, shall have the meanings ascribed to them in SECTION 1 of this Agreement.

                                   R E C I T A L S

                    WHEREAS, this Agreement is made and entered into with reference to the following facts:

                    WHEREAS, Seller is the owner of the Real Property which consists of approximately 20.96 acres located at in Las Vegas, Clark County, Nevada.

                    WHEREAS, Buyer desires to purchase, and Seller desires to sell, the Real Property on the terms and conditions set forth in this Agreement.

                    WHEREAS, Buyer and Seller executed a Purchase Agreement dated as of November 21, 1997 (the "Initial Agreement"), whereby Buyer agreed to purchase the Real Property from Seller and Seller agreed to sell the Real Property to Buyer under the terms and conditions of the Initial Agreement.

                    WHEREAS, Buyer and Seller acknowledge that the Initial Agreement contains some mistakes in the numbering of the Articles and Sections contained within the Initial Agreement and that the size of the Real Property and the amount of the Purchase Price have changed.

                    WHEREAS, by entering into this Agreement, Buyer and Seller desire to terminate the Initial Agreement, and have this Agreement control.

                                  A G R E E M E N T

                    NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

                    1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

                    1.1 "APPURTENANCES" means all rights, privileges and easements appurtenant to the Real Property, including, without limitation, all minerals, oil, gas and other hydrocarbon substances in, on and under the Real Property, as well as all development rights, air rights, water, water rights and water stock relating to the Real Property and any other easements appurtenant to the Real Property.

                    1.2 "CLOSING" means the consummation of the conveyance of the Real Property as contemplated under this Agreement, all of which shall occur on or before the Closing Date.

                    1.3 "CLOSING DATE" means, except as otherwise set forth in SECTION 7.2.3.1(i), the earlier to occur of (a) thirty (30) days after Buyer obtains Zoning Approval, or (b) May 15, 1998.

                    1.4 "DEED" means the Grant, Bargain & Sale Deed, to be duly executed, acknowledged and delivered in recordable form by Seller in accordance with SECTION 3.2 of this Agreement, conveying to Buyer good and marketable fee simple title to the Real Property, with the Deed Restriction.

                    1.5 "DEED OF TRUST" means the deed of trust, security agreement and assignment of rents executed and delivered by Buyer at the Closing. The Deed of Trust will secure the Promissory Note and shall be recorded on the Closing Date with the Clark County Recorder's Office as a first priority lien on the Real Property in favor of Seller.

                    1.6 "DEED RESTRICTION" means that restriction in the Deed which sets forth the following: (a) No part of the Real Property shall ever at any time be used for the purpose of buying, selling, or handling intoxicating liquors, and (b) No part of the Real Property shall ever at any time be used for the purpose of "gaming" or "gambling" or for the operation of a "game" or "gambling game" as those terms are defined in the Nevada Gaming Control Act.

                    1.7 "DUE DILIGENCE PERIOD" means the period commencing on November 21, 1997 and ending at 6:00 p.m. (Pacific time) on December 22, 1997.

                    1.8 "EARNEST MONEY DEPOSIT" means the sum of Ten Thousand Dollars ($10,000) delivered by Buyer which shall be deposited in Escrow with Escrow Holder on or before three (3) business days after the date of execution and delivery of this Agreement by Seller and Buyer.

                    1.9 "ESCROW" means the escrow established with Escrow Holder for the consummation of the purchase and sale of the Real Property in accordance with this Agreement.

                    1.10 "ESCROW HOLDER" means National Title Company.

                    1.11 "PROMISSORY NOTE" means the secured promissory note to be issued by Buyer to Seller at the Closing in the principal amount of One Million Eight Hundred Nineteen Thousand Eight Hundred Seven and 50/100 Dollars ($1,819,807.50). The Promissory Note shall be secured by the Deed of Trust.

                    1.12 "PURCHASE PRICE" means the sum of Three Million Seven Hundred Forty-One Thousand Three Hundred Sixty and 00/100 Dollars ($3,741,360.00).

                    1.13 "REAL PROPERTY" means the Appurtenances and the Real Property consisting of approximately 20.96 acres located in the City of Las Vegas, Clark County, Nevada with an accessors parcel numbers of 138-02-101-001 (as to parcels I and II) and 138-02-101-013 (as to parcel III) as more particularly described on EXHIBIT "A", which is attached hereto and incorporated herein by reference.

                    1.14 "TITLE COMPANY" means National Title Company.

                    1.15 "TITLE POLICY" means the standard form of CLTA Joint Protection policy issued by the Title Company for property located in the State of Nevada to be issued for the benefit of Buyer and Seller, which Title Policy shall show only those Permitted Exceptions (defined below).

                    1.16 "ZONING APPROVAL" means the zoning approval Buyer will apply for to obtain R-4 zoning for an apartment building on the Real Property.

     2. PURCHASE PRICE. Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller, the Real Property in accordance with the terms, and subject to the conditions, of this Agreement. The Purchase Price for the Real Property will be paid as follows:

                    2.1 EARNEST MONEY DEPOSIT. Buyer shall deliver the Earnest Money Deposit in accordance with SECTION 1.8.

                    2.2 PORTION OF PURCHASE PRICE. On or before the Closing Date, Buyer shall deposit into Escrow the amount of One Million Nine Hundred Twenty-One Thousand Five Hundred Fifty-Two and 50/100 Dollars ($1,921,552.50), as adjusted for prorations and adjustments in accordance with SECTION 9 and Buyer's share of Escrow closing costs in accordance with
SECTION 10, in cash or in other immediately available funds.

                    2.3 AMOUNT FINANCED BY SELLER. The balance of the Purchase Price ($1,819,807.50) shall be financed by Seller. Interest on the financed amount shall accrue at the prevailing prime rate set by Bank of America Nevada. On or before the Closing Date, Buyer shall deliver into Escrow the Promissory Note and Deed of Trust, executed and acknowledged by Buyer. The maturity date of the Promissory Note is May 15, 1998. At the maturity date, Buyer shall pay to Seller the outstanding balance of the principal and all accrued interest under the Promissory Note. Subject to Seller's approval of Buyer's financial condition, Buyer may extend the maturity date of the Promissory Note for six
(6) months upon written notice to Seller of at least thirty (30) days prior to the maturity date and payment to Seller of ten percent (10%) of the remaining balance. If Buyer extends the maturity date, the interest rate shall increase to the then prevailing prime rate set by Bank of America, Nevada plus four (4) points during the extended period. At the extended maturity date, Buyer shall pay to Seller the outstanding balance of the principal and all accrued interest under the Promissory Note. There shall be no prepayment penalty.

     3.  ESCROW; CLOSING.

                    3.1 OPENING OF ESCROW. Within forty-eight (48) hours following the mutual execution and delivery of this Agreement, the parties shall open the Escrow with Escrow Holder in order to consummate the purchase and sale in accordance with the terms and provisions of this Agreement by depositing a fully executed counterpart of this Agreement with Escrow Holder. This Agreement shall constitute joint escrow instructions to Escrow Holder; PROVIDED, HOWEVER, that the parties shall execute such additional instructions as may be reasonably requested by Escrow Holder not inconsistent with the provisions of this Agreement. The Closing will take place on the Closing Date at the offices of Escrow Holder located at 714 E. Sahara Avenue, Suite 102, Las Vegas, Nevada.

                    3.2 BY SELLER. At the Closing, Seller shall deliver or cause to be delivered to Escrow Holder the following items (if applicable), duly executed and, where appropriate, acknowledged by Seller.

                         3.2.1  The Deed.

                         3.2.2  Such resolutions, authorizations, and/or
other corporate documents relating to Seller as are reasonably required by Buyer in connection with the transactions contemplated under this Agreement.

                    3.3 BY BUYER. At the Closing, Buyer will deliver or cause to be delivered to Escrow Holder the following items, duly executed and, where appropriate, acknowledged by Buyer.

                         3.3.1  The portion of the Purchase Price
($1,921,552.50), to be paid in accordance with SECTION 2.2 of this Agreement, and after taking into account the adjustments and cost allocations in accordance with SECTIONS 9 AND 10.

                         3.3.2  The Promissory Note.

                         3.3.3  The Deed of Trust.

                         3.3.4  Such corporate resolutions, and/or other
corporate and partnership documents relating to Buyer as are reasonably required by Seller in connection with the transactions contemplated under this Agreement.

                    3.4 BY BUYER AND SELLER. Buyer and Seller will each deposit into the Escrow such other instruments consistent with this Agreement as are reasonably required to effectuate the transactions contemplated under this Agreement.

                    3.5 CLOSE OF ESCROW. When (a) each party has deposited in Escrow all of the funds and documents required to be deposited in Escrow by it pursuant to this SECTION 3 or any other provision of this Agreement, and (b) each of the parties has approved or waived each of the conditions in its favor set forth in SECTION 7 of this Agreement, and (c) Escrow Holder is otherwise in a position to close Escrow, Escrow Holder shall close Escrow by:

                         3.5.1  RECORDATION.  Recording in the Official
Records of the County of Clark, State of Nevada the Deed, the Deed of Trust and any other documents deposited in Escrow which are in recordable form;

                         3.5.2  FUNDS.  Delivering to Seller the portion of
the Purchase Price ($1,921,552.50), in accordance with SECTION 2.2, as adjusted for Seller's share of prorations and Closing costs;

                         3.5.3  DOCUMENTS TO SELLER.  Delivering to Seller
the Promissory Note, copies of the Deed of Trust and any other documents (or copies thereof) delivered into Escrow by Buyer;

                         3.5.4  DOCUMENTS TO BUYER.  Delivering to Buyer the
Deed and any other documents (or copies thereof) delivered into Escrow by Seller; and

                         3.5.5  TITLE POLICY.  Delivering to Buyer and Seller
two (2) originals of the Title Policy and any direct access reinsurance agreements.

                    4.   REPRESENTATIONS AND WARRANTIES.

                    4.1 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller makes the following representations and warranties to Buyer, all of which will be true as of the date of the Closing:

                              4.1.1  ORGANIZATION.  Seller is duly organized,
validly existing and in good standing under the laws of the State of Nevada and is duly qualified to do business in the State of Nevada. The execution and delivery of this Agreement and the other documents contemplated this Agreement by Seller, and the performance by Seller of the obligations under this Agreement and the other documents contemplated in this Agreement (i) are within the power of Seller; (ii) have been duly authorized by all requisite corporate action on the part of all of its constituent corporate partners; and (iii) will not violate any provision of law, any order of any court or agency of government, the charter documents of Seller, or any indenture, agreement or any other instrument to which Seller is a party. This Agreement and each of the other documents described in this Agreement when executed and delivered to Buyer, will constitute legal, valid and binding obligations enforceable against Seller in accordance with the terms of such documents.

                              4.1.2  NON-FOREIGN PERSON.  Seller is not a
"foreign person" as that term is defined in Section 1445(f) of the Code and the applicable provisions of the applicable state, if any, and the regulations issued thereunder, as amended, or any successor thereto.

                              4.1.3  FEE REAL PROPERTY OWNER.  Seller has
good and marketable fee simple title in and to, and is the sole owner of, the Real Property.

                              4.1.4  TITLE.  At Closing, the Deed will convey
to Buyer good and marketable fee simple title to the Real Property, free and clear of all liens, security interests, encumbrances, rights of first refusal, agreements, encroachments, special assessments, claims, leases, tenancies, federal or state taxes or defects except the Permitted Exceptions and the Deed Restriction.

                         4.2  BUYER'S REPRESENTATIONS AND WARRANTIES.  Buyer
makes the following representations and warranties to Seller upon which warranties and representations Seller has relied and will continue to rely, all of which are true as of the date of this Agreement and will be true and correct as of the Closing:

                              4.2.1  ORGANIZATION.  Buyer, if this Agreement
is assigned to a legal entity, is duly organized, validly existing and in good standing under the laws of the [State of Virginia]. The execution and delivery of this Agreement and the other documents contemplated this Agreement by Buyer, and the performance by Buyer of the obligations under this Agreement and the other documents contemplated in this Agreement (i) are within the power of Buyer; (ii) have been duly authorized by all requisite action on the part of Buyer and all of its constituent corporate partners; and (iii) will not violate any provision of law, any order of any court or agency of government, the charter documents of Buyer or its general partners, or any indenture, agreement or any other instrument to which Buyer is a party.

This Agreement and each of the other documents described in this Agreement when executed and delivered to Buyer, will constitute legal, valid and binding obligations enforceable against Buyer in accordance with the terms of such documents.

                              4.2.2  COMPLIANCE WITH AGREEMENTS.  The
execution and delivery of, and performance under, this Agreement has not and will not constitute a breach or default under any other agreement, law or court order under which Buyer is a party.

                              4.2.3  INSOLVENCY.  There are no attachments,
execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings pending or threatened against Buyer, nor are any such proceedings contemplated by Buyer.

                              4.2.4  BROKERS.  With the exception of the
commission payable to Real Corp. Realty, there are no brokers' commissions or finder's fees payable in connection with the transaction contemplated by this Agreement.

                    5.   OBLIGATIONS.

                         5.1  SELLER'S PRE-CLOSING OBLIGATIONS.  Seller
hereby covenants to Buyer, upon which covenants Buyer has relied and will continue to rely, that for the period from the date of this Agreement through and including the Closing Date:

                              5.1.1  FURTHER LIENS AND ENCUMBRANCES.  Seller
will not subject the Real Property to any additional liens, encumbrances, covenants, conditions, easements, rights of way or similar matters after the date of this Agreement. Seller will not hereafter modify, extend, renew, replace or otherwise change any of the terms, covenants or conditions of any of such documents, or enter into any new agreements affecting the Real Property without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

                         5.2  ADDITIONAL OBLIGATIONS OF SELLER.  In addition
to any other obligations of Seller that will survive the Closing, Seller agrees as follows:

                              5.2.1  ASSISTANCE WITH OBTAINING ZONING
APPROVAL. Seller shall cooperate with and assist Buyer in obtaining Zoning Approval.

                              5.2.2  1031 EXCHANGE.    Seller shall cooperate
with Buyer in an IRC 1031 tax deferred exchange.

                         5.3  BUYER'S PRE-CLOSING OBLIGATIONS.  Buyer hereby
covenants to Seller, upon which covenants Seller has relied and will continue to rely, that for the period from the date of this Agreement through and including the Closing Date:

                         5.3.1  ZONING APPROVAL.  Buyer has applied for
Zoning Approval and Buyer has and shall continue to use its best efforts to obtain the Zoning Approval. Buyer shall report to Seller on a monthly basis as to the status of the Zoning Approval. Buyer has a duty to report to Seller as soon as possible after Buyer has received any indication that the Zoning Approval will not be granted or that the Zoning Approval has been denied prior to Buyer appealing the denial.

                    6. TITLE TO REAL PROPERTY. At Closing, title to the Real Property will be conveyed to Buyer by Seller by the Deed, subject only to the Deed Restriction and the following matters ("Permitted Exceptions"):

                         6.1  matters of title respecting the Real Property
approved or deemed approved by Buyer in accordance with this Agreement; and

                         6.2  matters affecting the condition of title to the
Real Property created by or with the written consent of Buyer.

                    7.   CONDITIONS PRECEDENT/CONCURRENT TO CLOSING; CLOSING
                         DATE.

                         7.1  BUYER'S CONDITIONS.  Buyer shall not be
required to close the transaction provided for under this Agreement, unless and until Buyer deems that each and every one of the following conditions has been fulfilled:

                              7.1.1  REPRESENTATIONS, WARRANTIES AND
COVENANTS OF SELLER. Seller shall have duly and timely performed each and every covenant to be performed by Seller under this Agreement and the representations and warranties of Seller set forth in this Agreement shall be true and correct as of the Closing in all respects.

                              7.1.2  SELLER'S DELIVERIES.  Seller shall have
duly and timely delivered to Buyer all of the items described in SECTION 3.2 of this Agreement.

                              7.1.3  TITLE INSURANCE.  The Title Company will
have (a) issued or have unconditionally and irrevocably committed to issue the Title Policy to Buyer and Seller.

                              7.1.4  DUE DILIGENCE APPROVAL.  Buyer shall
have approved (or be deemed to have approved) all matters to be reviewed in accordance with SECTION 8 of this Agreement.

                              7.1.5  ZONING APPROVAL.  Except as set forth in
SECTION 7.2.3 below, Buyer has obtained Zoning Approval.

                         7.2  SELLER'S CONDITIONS.  Seller shall not be
required to close the transaction provided for under this Agreement, unless and until Seller deems that each and every one of the following conditions has been fulfilled:

                              7.2.1  REPRESENTATIONS, WARRANTIES AND
COVENANTS OF BUYER. Buyer shall have duly and timely performed each and every covenant to be performed by Buyer under this Agreement and the representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the Closing in all respects.

                              7.2.2  BUYER'S DELIVERIES.  Buyer shall have
duly and timely delivered to Buyer all of the items described in SECTION 3.3 of this Agreement.

                              7.2.3  ZONING APPROVAL.  Buyer agrees that if
Buyer's application for Zoning Approval is denied by the Las Vegas Planning Commission, Buyer shall notify Seller immediately after such denial and prior to appealing the denial to the Las Vegas City Council. Except as set forth in SECTION 7.2.3.1 below, if Buyer's application for Zoning Approval has been denied by the Planning Commission, either Buyer or Seller shall have the right to terminate this Agreement and the Earnest Money Deposit, and any interest thereon, will be immediately returned to Buyer without further instructions from Seller, and all rights and obligations of the parties existing hereunder shall terminate and be of no further force or effect, except any rights and obligations which are expressly stated to survive the termination of this Agreement.

                              7.2.3.1  If Buyer advises Seller that Buyer's
application for Zoning Approval has been denied by the Las Vegas Planning Commission and that Buyer wishes to appeal the denial to the Las Vegas City Council, Seller shall have the right to terminate this Agreement as set forth in SECTION 7.2.3 above unless Buyer elects to:

                                   (i)  waive the Zoning Approval condition
in writing and proceed with the purchase and acquire the Real Property without Zoning Approval, in which case Escrow shall close within two (2) days after Seller's receipt of Buyer's notice; or

                                  (ii) Buyer agrees in writing that the
Earnest Money Deposit shall be forfeited and released to Seller immediately, and Buyer delivers an additional $10,000 to Escrow Holder (the "Additional Earnest Money Deposit") to be held by Escrow Holder under the same terms and conditions as the Earnest Money Deposit. In the event Buyer elects to proceed under this SECTION 7.2.3.1(II), the Closing Date shall be as set forth in SECTION 1.3.

                    8.   DUE DILIGENCE PERIOD.

                         8.1  MATTERS TO BE REVIEWED.  Buyer's obligation to
close the purchase of the Real Property and to pay the Purchase Price shall be subject to and conditioned upon Buyer's reasonable satisfaction with all of the following items, each of which Buyer shall have the right to review and approve or disapprove in Buyer's reasonable discretion during the Due Diligence Period:

                              8.1.1  TITLE.  Buyer acknowledges that Seller
has delivered to Buyer, at Seller's sole cost and expense, a current preliminary title report issued by United Title Company relating to the Real Property, together with all underlying documents relating thereto. Buyer has examined and approved all matters of title and acknowledges to Seller that there are no defects in title, and Buyer has no objections thereto.

                              8.1.2  INSPECTIONS AND STUDIES.  Buyer has
reviewed and approved any and all inspections, investigations, tests, studies (including feasibility studies and other economic models) and appraisals as Buyer has have elected to make or obtain with respect to the Real Property including, without limitation, environmental studies, appraisals, and analyses of the Real Property's compliance with governmental regulations. Buyer and Buyer's representatives, agents and designees have had and continue to have the right to enter the Real Property at all reasonable times, upon reasonable oral notice to Seller to perform all such investigations. Seller will reasonably cooperate with Buyer and its representatives in that regard.

                         8.2  NO OBJECTIONS.

                              8.2.1  Buyer has approved all items set forth
in SECTION 8.1.2.

                    9. PRORATIONS AND ADJUSTMENTS. Buyer is acquiring all of Seller's right, title and interest in and to the Real Property as of the Closing Date, and accordingly, there shall be no prorations between the parties, except as expressly provided herein.

                         9.1  TAXES.  Seller shall pay general real estate
and ad valorem personal property taxes and sewer or special (improvement district) taxes or fees for all periods prior to the Closing Date and all special taxes or assessments becoming a lien against the Real Property prior to the Closing Date, and any such taxes for the period in which the Closing Date falls shall be prorated as of the Closing Date.

                         9.2  METHOD OF PRORATION.  All prorations will be
made as of the Closing Date based on a 365-day year.

                    10. COSTS AND EXPENSES. The closing costs shall be allocated as follows:

                         10.1 SELLER.  Seller shall pay the standard coverage
portion of the Title Policy, Seller's share of prorations, all state and county transfer taxes, and any document recording charges and notary fees, including, without limitation, any recording fees and notary charges with respect to the Deed.

                         10.1.1  Seller shall pay the real estate commission
of six percent (6%) of the Purchase Price to Real Corp. Realty (the "Real Estate Commission").

                         10.2 BUYER.  Buyer shall pay the extended coverage
portion of the Title Policy, if any, Buyer's share of the prorations, and any document recording charges and notary fees with respect to the Deed of Trust.

                         10.3 OTHER CLOSING COSTS.  Buyer and Seller will
each pay their own legal and professional fees and fees of other consultants incurred by Buyer and Seller, respectively. All other closing costs and expenses will be allocated equally between Buyer and Seller.

                    11.  CLOSING AND POSSESSION.

                         11.1 DELIVERY OF POSSESSION.  Simultaneously with
the delivery of the fully executed Deed, Promissory Note, and Deed of Trust, Seller shall deliver possession and enjoyment of the Real Property to Buyer and Buyer shall thereupon have the immediate right to possess, develop, use, sell, encumber and/or transfer the Real Property, or any part thereof for its own account subject to the obligations under the Promissory and Deed of Trust.

                    12.  GENERAL INDEMNIFICATION.

                         12.1 BY SELLER.  Seller will defend, indemnify and
hold the Buyer, and his nominee and each of its respective officers, directors, agents, shareholders, representatives, employees, attorneys, affiliates, beneficiaries, subsidiaries, successors and assigns
(collectively, the "Buyer Indemnitees") harmless from and against:

                              12.1.1  Any and all claims, demands,
liabilities, liens, costs, expenses, penalties, damages and losses (including, but not limited to, attorneys' fees and costs) of every kind and nature incurred or accrued prior to the Closing Date with respect to the Real Property, whether arising from acts or omissions of Seller, its agents or employees or otherwise including, but not limited to, all liabilities and obligations for which Seller would have been, or will be, liable had Seller not transferred the Real Property to Buyer pursuant to this Agreement (which shall include, but not be limited to, all liabilities, obligations, claims (including, without limitation, statutory and contractual claims), damages and expenses resulting from or in any way related to the Seller's acts or omissions with respect to the Real Property;

                              12.1.2  Any and all liabilities and obligations
arising from any breach of the warranties, representations, covenants and agreements of Seller or its agents contained in this Agreement or in any agreements between Seller and any third parties relating to the Real Property; and

                              12.1.3  Any and all liabilities and obligations
arising after the Closing Date as a result of Seller's failure to pay all taxes, assessments, fees and other government charges levied upon Seller's assets and income or otherwise relating or attributable to the Real Property due as of the Closing Date.

                    The foregoing indemnification by Seller shall survive the Closing.

                         12.2 BY BUYER.  Buyer will defend, indemnify and
hold Seller and each of its officers, directors, agents, shareholders, representatives, employees, attorneys, affiliates, beneficiaries, subsidiaries, successors and assigns (collectively, the "Seller Indemnitees") harmless from and against:

                              12.2.1  Any and all claims, demands,
liabilities, liens, costs, expenses, penalties, damages and losses (including, but not limited to, attorneys' fees and costs) of every kind and nature incurred or accrued from and after the Closing Date with respect to the Real Property, whether arising from acts or omissions of Buyer, its agents or employees or otherwise including, without limitation, statutory and contractual claims, damages and expenses resulting from or in any way related to the Buyer's acts or omissions relating to the operation of the Real Property; and

                              12.2.2  Any and all liabilities and obligations
arising from any breach of the warranties, representations, covenants and agreements of Buyer or its agents contained in this Agreement or in any agreements between Buyer and any third parties relating to the Real Property.

                    The foregoing indemnification by Buyer shall survive the Closing.

                    13.  CONDEMNATION AND DESTRUCTION.

                         13.1 EMINENT DOMAIN OR TAKING.  If proceedings under
a power of eminent domain relating to the Real Property or any part thereof are commenced prior to the Closing Date, Seller shall promptly inform Buyer in writing.

                              13.1.1  If such proceedings involve the taking
of title to all the Real Property, Buyer may elect to terminate this

Agreement by notice in writing sent within thirty (30) days of Seller's written notice to Buyer, in which case the Earnest Money Deposit, and any interest thereon, will be returned to Buyer and neither party shall have any further obligation to or rights against the other except any rights or obligations of either party which are expressly stated to survive termination of this Agreement.

                              13.1.2  If the proceedings do not involve the
taking of title to all the Real Property or if Buyer does not elect to terminate this Agreement, this transaction will be consummated as described in this Agreement and any award or settlement payable with respect to such proceeding will be paid or assigned to Buyer upon the Closing.

                         13.2 DAMAGE OR DESTRUCTION.  Except as provided in
this paragraph, prior to the Close of Escrow the entire risk of loss of damage by earthquake, flood, hurricane, landslide, fire or other casualty is borne and assumed by Seller. If, prior to the Closing Date, any part of the Real Property is damaged or destroyed by earthquake, flood, landslide, fire or other casualty, Seller will promptly inform Buyer of such fact in writing and advise Buyer as to the extent of the damage.

                              13.2.1  If such damage or destruction is
material, Buyer has the option to terminate this Agreement upon written notice to the Seller given not later than thirty (30) days after receipt of Seller's written notice to Buyer advising of such damage or destruction.

                              13.2.2  If this Agreement is so terminated,
Buyer will be entitled to the return of the Earnest Money Deposit together with any interest thereon.

                              13.2.3  If Buyer does not timely exercise this
option to terminate this Agreement, or if the casualty is not material, Seller will assign to Buyer all of Seller's right, title and interest in and to any and all insurance proceeds under Seller's insurance policies relating to such damage or destruction, and shall reduce the Purchase Price by the amount of the deductible and Seller's co-insurance obligation, if any, under such policy, and this transaction will close pursuant to the terms of this Agreement.

                    14.  REMEDIES.

                         14.1 BUYER'S REMEDIES GENERALLY.  IN THE EVENT THE
CLOSING FAILS TO OCCUR BECAUSE OF EITHER A FAILURE OF SATISFACTION OF ANY OF THE CONDITIONS IN FAVOR OF BUYER SET FORTH IN THIS AGREEMENT, OR SELLER'S FAILURE TO PERFORM ANY OF SELLER'S OBLIGATIONS UNDER THIS AGREEMENT, THEN BUYER SHALL HAVE THE RIGHT TO TERMINATE THIS AGREEMENT UPON WRITTEN NOTICE TO SELLER. UPON SUCH TERMINATION, SELLER SHALL IMMEDIATELY RETURN, OR CAUSE THE TITLE COMPANY TO RETURN, TO BUYER ANY AND ALL DOCUMENTS AND FUNDS

THERETOFORE DEPOSITED OR PAID BY BUYER. ALTERNATIVELY, NOTWITHSTANDING SUCH FAILURE OF CONDITION AND/OR SELLER'S BREACH, BUYER MAY ELECT TO PROCEED WITH THE PURCHASE OF THE REAL PROPERTY, RESERVING THE RIGHT TO COLLECT DAMAGES FROM SELLER FOR ANY SUCH BREACH. IF BUYER ELECTS TO PROCEED WITH THE PURCHASE OF THE REAL PROPERTY AS HEREINABOVE PROVIDED FOR, BUYER'S EXCLUSIVE REMEDY SHALL LIMITED TO THE RIGHT TO COMPEL SPECIFIC PERFORMANCE BY SELLER.

                         14.2 SELLER'S REMEDIES.  IF BUYER SHOULD FAIL TO
CONSUMMATE THIS AGREEMENT AS A RESULT OF BUYER'S DEFAULT UNDER THE TERMS OF THIS AGREEMENT, THEN SELLER, AS ITS SOLE AND EXCLUSIVE REMEDY, MAY TERMINATE THIS AGREEMENT BY NOTIFYING BUYER THEREOF AND RECEIVE OR RETAIN THE EARNEST MONEY DEPOSIT AS LIQUIDATED DAMAGES. THE PARTIES AGREE THAT SELLER WILL SUFFER DAMAGES IN THE EVENT OF BUYER'S DEFAULT ON ITS OBLIGATIONS. ALTHOUGH THE AMOUNT OF SUCH DAMAGES IS DIFFICULT OR IMPOSSIBLE TO DETERMINE, THE PARTIES AGREE THAT THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLER'S LOSS IN THE EVENT OF BUYER'S DEFAULT. THUS, SELLER SHALL ACCEPT AND RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES BUT NOT AS A PENALTY. SUCH LIQUIDATED DAMAGES SHALL CONSTITUTE SELLER'S SOLE AND EXCLUSIVE REMEDY.

                    SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THE FOREGOING PROVISION AND BY THEIR SIGNATURES IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

"BUYER"             "SELLER"

STEVE ALLEN         SANTA FE GAMING CORPORATION, a
                    Nevada corporation
/s/ Steve Allen     /s/ Thomas K. Land

                    By: Thomas K.Land
                    Its: Senior Vice President &
                          Chief Financial Officer

                    15. NOTICE. All notices, requests, demands or documents which are required or permitted to be given or served hereunder shall be in writing and (a) delivered personally, (b) delivered by a national overnight courier (i.e., Federal Express), or (c) transmitted by facsimile, addressed as follows:

                         To Seller at:  Santa Fe Gaming Corporation
                                        4949 N. Rancho Road
                                        Las Vegas, Nevada  89130
                                        Attention:  Thomas K. Land
                                        Facsimile:  (702) 658.4303
                         with a copy to:

                         Jones Vargas
                         201 W. Liberty Street
                         Reno, Nevada  89501
                         Attention:  Mike Alonso, Esq.
                         Facsimile:  (702) 786-1177

          To Buyer at:   Steve Allen
                         4141 Del Monte Avenue
                         Las Vegas, Nevada 89102
                         Attention:  Steve Allen
                         Facsimile:  (702) 870-2655

Notice shall be deemed to have been delivered only upon actual delivery to the intended addressee in the case of either personal, courier, or facsimile delivery. The addresses for purposes of this paragraph may be changed by giving written notice of such change in the manner provided herein for giving notices. Unless and until such written notice is delivered, the latest information stated by written notice, or provided herein if no written notice of change has been delivered, shall be deemed to continue in effect for all purposes hereunder.

                    16.  MISCELLANEOUS.

                         16.1 SURVIVAL.  The recitals set forth at the
beginning of this Agreement are deemed incorporated herein, and the parties to this Agreement warrant and represent that they do not omit to state any material fact necessary to make the statements or Exhibits, as the case may be, materially misleading. The representations, warranties, covenants, acknowledgments, agreements and indemnities contained in this Agreement and the Exhibits, or in any of the documents or agreements executed and/or delivered and/or exchanged pursuant to the terms of this Agreement, shall survive the Closing Date, and shall not be deemed to have merged or terminated upon the Closing Date.

                         16.2 PARTIES IN INTEREST.  As and when used herein,
the terms, "Seller" and "Buyer" mean and include, and this Agreement their respective successor and assigns and shall be binding upon and inure to the benefit of, the above-named Seller and Buyer and their respective successors and permitted assigns.

                         16.3 SECTION HEADINGS.  The headings of sections are
inserted only for convenience and shall in no way define, describe or limit the scope or intent of any provision of this Agreement.

                         16.4 NO ORAL MODIFICATIONS.  This Agreement may not
be amended or modified except in writing executed by all parties hereto.

                         16.5 FULL INTEGRATION.  Buyer and Seller each
acknowledge that there are no other agreements or representations, either oral or written, express or implied, that are not embodied in this Agreement, and this Agreement, the Exhibits attached to this Agreement, and the Transfer Documents, represent a complete integration of all the prior and contemporaneous agreements and understandings and documents.

                         16.6 BINDING EFFECT.  This Agreement shall be
binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, and no other party shall be a beneficiary hereunder.

                         16.7 ADVICE OF COUNSEL.  Buyer and Seller each
acknowledge that (a) it has not made any representation as to the Federal or State tax implications relating to the transactions contemplated herein, (b) it has thoroughly read and reviewed the terms and provisions of this Agreement and the Exhibits attached hereto and is familiar with the terms of this Agreement, (c) the terms and provisions contained in this Agreement are clearly understood by it and have been fully and unconditionally consented to by it, (d) it has had full benefit and advice of counsel of its own selection, in regard to understanding the terms, meaning and effect of this Agreement, (e) the execution of this Agreement and of the Transfer Documents is done freely, voluntarily, with full knowledge, and without duress, (f) in executing this Agreement, it is relying on no other representations, either written or oral, express or implied, made to it by any other party to this Agreement, and the consideration received by it under this Agreement has been actual and adequate.

                         16.8 ATTORNEYS' FEES.  If an action is commenced by
a party hereto resulting from a dispute with respect to the transactions contemplated herein, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs from the other party in such action. As used herein, the term "attorneys' fees" means attorneys' fees whether or not litigation ensues and if litigation ensues whether incurred at trial, on appeal, on discretionary review or otherwise.

                         16.9 GOVERNING LAW.  This Agreement will be governed
by, interpreted under, and construed and enforced in accordance with the laws of the State of Nevada.

                         16.10  CAPTIONS.  The captions contained in this
Agreement are for convenience only and are not intended to limit or define the scope or effect of any provision of this Agreement.

                         16.11  SEVERABILITY.  The invalidity, illegality or
unenforceability of any provision of this Agreement shall not affect the enforceability of any other provision of this Agreement, all of which shall remain in full force and effect.

                         16.12  TIME OF THE ESSENCE.  Time is of the essence
of this Agreement and of the obligations required hereunder.

                         16.13  NON-WAIVER.  No delay or failure by any party
to exercise any right hereunder, and no partial or single exercise of any such right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

                         16.14  FACSIMILE.  The parties hereto and their
respective successors and assigns are hereby authorized to rely upon the signatures of each person and entity on this Agreement which are delivered by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement with original ink signatures of each person and entity.

                         16.15  FURTHER ASSURANCES.  Buyer and Seller agree
to execute all documents and instruments reasonably required in order to consummate the purchase and sale contemplated in this Agreement.

                         16.16  COUNTERPARTS.  This Agreement may be executed
in any number of counterparts and each such counterpart shall be deemed to be an original, but all of which, when taken together, shall constitute one Agreement.

                         16.17  ESCROW HOLDER.  In performing its duties
hereunder, Escrow Holder shall not incur any liability to anyone for any damages, losses or expenses, except for its negligence or intentional misconduct, and it shall accordingly not incur any such liability with respect (a) to any action taken or omitted in good faith upon advice of its counsel or (b) to any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provision, but also as to the truth and accuracy of any information contained therein, that Escrow Holder shall in good faith believe to be genuine, to have been signed or presented by a proper person,, and to conform to the provisions of this Agreement. Seller and Buyer hereby agree to indemnify and hold harmless Escrow Holder against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and legal fees and disbursements, that may be imposed upon Escrow Holder or incurred by Escrow Holder in connection with its acceptance or performance of its duties hereunder, including any litigation arising out of this Agreement or involving the subject matter hereof, unless resulting from Escrow Holder's negligence or intentional misconduct. If any dispute shall arise between Seller and Buyer sufficient in the discretion of Escrow Holder to justify its doing so, Escrow Holder shall be entitled to tender into the registry or custody of the clerk of any state court of general jurisdiction located in the county in which the Real Property is located or the clerk for the United States District Court, having jurisdiction over the county in which the Real Property is located, any or all money, property or documents in its hands relating to this Agreement, together with such pleadings as it shall deem appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement. Seller and Buyer shall bear all costs and expenses of any such legal proceedings equally.

                    Buyer and Seller have executed this Agreement as of the date written above.

"BUYER"                "SELLER"

STEVE ALLEN             SANTA FE GAMING CORPORATION, a
                        Nevada corporation
                        /s/ Thomas K. Land
/s/ Steve Allen
                        By: Thomas K. Land
                        Its: Senior Vice President &
                              Chief Financial Officer